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                                                                 Exhibit 10.8(b)

                       SECOND LOAN MODIFICATION AGREEMENT


         This Second Loan Modification Agreement ("this Agreement") is made as of August 30, 2001 between Sapient Corporation, a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated June 30, 2000 between the Borrower and the Bank, as amended by the below-described First Modification (as so amended, the "Letter Agreement"); (ii) that certain $5,000,000 face principal amount promissory note dated June 30, 2000, as amended by the First Modification (as so amended, the "Revolving Note") made by the Borrower and payable to the order of the Bank; (iii) that certain Pledge Agreement dated as of June 29, 2001 (the "Pledge Agreement") given by the Borrower to the Bank; and (iv) that certain representation letter dated June 29, 2001 (the "Securities Corp. Letter") from the Borrower to the Bank. The Letter Agreement, the Revolving Note, the Pledge Agreement and the Securities Corp. Letter are hereinafter referred to, collectively, as the "Financing Documents". As used herein, the "First Modification" means that certain Loan Modification Agreement and Waiver dated as of June 29, 2001 between the Bank and the Borrower.

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By deleting the period appearing at the end of the penultimate sentence of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  "; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied to obligations of the Borrower to the Bank as the Bank determines in its sole discretion."

         b. By inserting into clause (a) of the second grammatical paragraph of
Section 1.5 of the Letter Agreement, immediately after the words "made in this letter agreement" the following:

                  "(other than any such representations or warranties which expressly refer to a specific prior date)"

         c. By inserting into the last sentence of Subsection 2.1(g) of the Letter Agreement, immediately prior to the word "deficiencies", the following:

                  "material"

         d. By deleting the third sentence of Section 3.1 of the Letter Agreement and by substituting in its stead the following:

                  "The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction in which the failure so to qualify would (singly or in the
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                  aggregate with all other such failures then existing) be
                  reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary."

         e. By deleting the period appearing at the end of the first sentence of
Section 3.3 of the Letter Agreement and by substituting in its stead the following:

                  "; provided that the provisions of this sentence will not be deemed to require the payment of any such tax, assessment, charge or levy so long as both of the following conditions are being met: (1) no action is being taken by the relevant governmental agency to foreclose any lien or otherwise enforce any rights with respect to such tax, assessment, charge or levy against any property of the Borrower and/or any of its Subsidiaries and (2) the failure by the Borrower and/or any of its Subsidiaries to pay any such tax, assessment, charge or levy (taken together with all other such failures then existing) would not be reasonably likely to have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary."

         f. By deleting the period appearing at the end of clause (vii) of
Section 3.6 of the Letter Agreement and by substituting in its stead the following:

                  "; provided that to the extent that any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Annual Report to Shareholders or annual proxy statement is readily available through public websites, the Borrower will not be required by this clause (vii) to furnish a copy of same to the Bank."

         g. By deleting clause (v) of Section 4.1 of the Letter Agreement and by substituting in its stead the following:

                  "(v) operating leases of equipment and/or realty listed on item 4.1 of the attached Disclosure Schedule (as amended by Second Loan Modification Agreement dated as of August 30,
                  2001) plus leases entered into after August 30, 2001; provided that the aggregate annual rental payable under all such leases entered into after August 30, 2001 will not exceed $4,000,000 per fiscal year of the Borrower;"

         h. By deleting from Section 4.3 of the Letter Agreement the number "$3,000,000" and by substituting in its stead the following:

                  "$5,000,000"

         i. By deleting the period at the end of Section 4.12 of the Letter Agreement and by substituting in its stead the following:

                  ", as defined in Regulation U of the Board of Governors of the Federal Reserve System."

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         j. By deleting in its entirety Section 6.1 of the Letter Agreement and by substituting in its stead the following:

                  "6.1. Costs and Expenses. The Borrower agrees to pay, on demand, all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Revolving Note and all other instruments and documents to be delivered in connection with any Revolving Loan and any amendments or modifications of any of the foregoing, as well as the costs and expenses incurred by the Bank in connection with the administration, default, collection, waiver or amendment of any terms of the Loan Documents, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the reasonable allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with any Revolving Loan or any collateral therefor, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Revolving Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from that date which is 30 days after the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent plus (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate permitted by then applicable law)."

         k. By inserting into Section 6.3 of the Letter Agreement, immediately following the first two sentences of such Section, the following:

                  "Notwithstanding the provisions of the immediately preceding two sentences, the requirement for a quarterly facility fee payable in arrears will be deemed effective only through and including August 30, 2001. Thereafter, the following provisions will apply: The Borrower will pay to the Bank with respect to the within arrangements for Revolving Loans, on the last day of each calendar quarter (commencing on September 30, 2001) as long as the within-described revolving credit arrangements are in effect and on the Expiration Date or date of earlier termination of such revolving credit arrangements, commitment fees (`Commitment Fees') computed in arrears on the daily average unused

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                  portion of the Bank's commitment during the calendar quarter
                  (or shorter period, in the case of the first such payment and in the case of early termination) then ending. Such Commitment Fees will be payable, based on such daily average unused portion of the Bank's commitment, at a rate of 0.375% per annum, appropriately prorated for any period of less than a calendar quarter. As used herein, the `unused portion of the Bank's commitment', as determined at any time, means that amount by which (x) $5,000,000 exceeds (y) the sum of (i) then outstanding aggregate principal amount of the Revolving Loans plus (ii) the then aggregate outstanding stated amounts of letters of credit issued hereunder, whether such excess results from the fact that the Bank has for any reason not made Revolving Loans and/or issued letters of credit up to said $5,000,000 amount or from the fact that Revolving Loans have been repaid or due to any other reason. In addition, and without limitation of the foregoing, if the within-described revolving credit facility is terminated for any reason prior to the Expiration Date by either the Bank or the Borrower, then at the date of such early termination the Borrower will pay to the Bank, as an additional fee, a sum equal to those Commitment Fees which (absent such termination) would have accrued from the date of such termination through the Expiration Date, assuming for this purpose that no Revolving Loans were outstanding and no such letters of credit were outstanding during any of this period."

         l. By deleting the period at the end of Section 6.5 of the Letter Agreement and by substituting in its stead the following:

                  "(without giving effect to conflict of laws principles)."

         m. By deleting in its entirety Section 6.12 of the Letter Agreement and by substituting in its stead the following:

                  "6.12. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE REVOLVING LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS

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                  REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT,
                  IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AS CONTEMPLATED HEREIN.

                  6.13. Integration; Amendments. This letter agreement, the Revolving Note and the other Loan Documents delivered herewith are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, with respect to the within-described loan facilities are deemed to be superseded by this letter agreement and the other Loan Documents. This letter agreement may not be amended or modified except by a written instrument setting forth such amendment or modification executed by the Borrower and the Bank."

         n. By deleting in its entirety the definition of "Expiration Date" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Expiration Date' - August 30, 2002, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion."

         As a result, for the purposes of both the Letter Agreement and the Revolving Note, the Expiration Date will be deemed to be August 30, 2002.

         o. By deleting item 4.1 of the Disclosure Schedule attached to the Letter Agreement and by substituting in its stead the disclosure attached to this Agreement and labeled "Item 4.1".

         3. The Revolving Note is hereby amended by deleting the period appearing at the end of the first sentence of the second grammatical paragraph of the text of the Revolving Note and by substituting in its stead the following:

                  ", immediately and without notice or demand of any kind."

         4. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement", to the "Letter Agreement" or to the "Loan Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as amended hereby. Wherever in any Financing Document or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Revolving Note", from and after the date hereof same will be deemed to refer to the Revolving Note, as amended hereby.

         5. In order to induce the Bank to enter into this Agreement, the Borrower agrees to pay, at the time of execution and delivery of this Agreement a renewal fee of $7,500. Said renewal fee is in addition to, and is not to be applied against or reduced by, any other payments

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(whether in respect of principal, interest, fees and/or expenses) now or hereafter paid or payable by the Borrower in connection with the Letter Agreement and/or any loans made thereunder or letter of credit issued as described therein.

         6. In order to induce the Bank to enter into this Agreement, the Borrower also agrees to pay, promptly upon receipt of an invoice for same, all costs and expenses of the Bank (including, without limitation, reasonable attorneys' fees) incurred or to be incurred in connection with this Agreement or any of the transactions contemplated hereby.

         7. Further, in order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered this Agreement.

         c. This Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         d. The statements, representations and warranties made in each of the Financing Documents continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. The covenants and agreements of the Borrower contained in any of the Financing Documents have been complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower heretofore most recently furnished to the Bank.

         8. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore. Nothing contained herein will be deemed to constitute a waiver nor a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                                        SAPIENT CORPORATION



                                        By:
                                           _____________________________________
                                            Name:
                                            Title:


Accepted and agreed:
FLEET NATIONAL BANK


By:_____________________________
     Name:
     Title:

                                                                 Exhibit 10.8(b)

                        SUPPLEMENTAL DISCLOSURE SCHEDULE


                               Sapient Corporation
                            Revolving Loan Agreement
                           Disclosure Schedule 2.1(a)

Jurisdictions in which Borrower is Qualified and List of Subsidiaries:

SAPIENT CORPORATION (A DELAWARE CORPORATION)

         California
         Colorado
         Georgia
         Illinois
         Massachusetts
         New Jersey
         New York
         Texas
         Virginia

SAPIENT SERVICES CORPORATION (A DELAWARE CORPORATION)

HUMAN CODE, INC. (A DELAWARE CORPORATION)

HWT, INC. (A DELAWARE CORPORATION, APPROXIMATELY 56% OWNED BY BORROWER)

SAPIENT AUSTRALIA PTY. LTD. (AN AUSTRALIAN COMPANY)

SAPIENT CANADA INC. (AN ONTARIO CORPORATION)

SAPIENT CORPORATION PRIVATE LIMITED (AN INDIA CORPORATION)

SAPIENT GMBH (A GERMAN CORPORATION)

SAPIENT K.K. (A JAPAN CORPORATION, 88% OWNED BY BORROWER)

SAPIENT LIMITED (A UK LIMITED LIABILITY COMPANY)

SAPIENT SECURITIES CORPORATION (A MASSACHUSETTS CORPORATION)

SCE SAPIENT AND CUNEO LUXEMBOURG S.A. (A LUXEMBOURG COMPANY, 50% OWNED BY BORROWER, OWNS 100% OF SAPIENT S.P.A., A JOINT VENTURE IN MILAN, ITALY)

THE LAUNCH GROUP AG (A GERMAN CORPORATION)

All companies are wholly-owned, first-tier subsidiaries, unless otherwise noted.

                               Sapient Corporation
                            Revolving Loan Agreement
                   Disclosure Schedule 4.1, 4.2, 4.3, and 4.5

Item 4.1 - Existing Indebtedness

Sapient Corporation and Subsidiaries have only ongoing trade payables and accrued expenses payable related to ongoing business operations. There is not formal debt in existence, which related to funding activities or obtaining working capital.

Sapient does have obligations related to real and tangible personal property, represented by real estate and equipment leases which exceed one year. These leases are associated directly with business operations, with the schedule of payment due dates disclosed in our annual report. A listing of these obligations is attached.

See also the guarantees referenced in Item 4.3 below.

Item 4.2 - Existing Liens

Sapient is not aware of any existing liens.

Item 4.3 - Existing Guaranties

Sapient has issued standing letters of credit related to leased real estate in the amount of approximately $3.6 million, which have been issued by the Bank. Further, Sapient has, in a limited number of circumstances, guaranteed the debts of certain non-officer employees, related to certain debts. These guarantees are not material to the business operations of the company, and are further guaranteed by future employee bonus payments and stock options exercises.

The company has also entered into certain guarantees in the form of performance bonds related to HWT, Inc. which relate to services contracts entered into between HWT and certain state government entities. These performance bonds can be executed by these state agencies in the case of non performance of duties, which would ultimately result in a financial settlement with Sapient Corporation. The maximum amount represented by these performance bonds is $1.3 million.

Sapient has also guaranteed certain customer contracts and leases of its subsidiaries in the ordinary course of business, the amounts of which are not material individually or in the aggregate.

Item 4.5 - Existing Loans to Officers

There are no outstanding loans to SEC Section 16 officers or members of the Board of Directors. Loans to other employees typically involve approximately one hundred employees at any given point in time, with amounts increasing typically during tax filing deadlines.